ING

[GRAPHIC OF LION]

AMERICAS

US Legal Services


Michael A. Pignatella
Counsel
(860) 273-0261
Fax:  (860) 273-9407
PignatellaM@ING-AFS.com


May 2, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:    AETNA LIFE INSURANCE AND ANNUITY COMPANY
       REGISTRATION STATEMENT ON FORM S-2
       PROSPECTUS TITLE:  GUARANTEED ACCUMULATION ACCOUNT
       FILE NO.:  333-_____________

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"), I have represented the Company in connection with the Guaranteed Accumulation Account (the "Account") available under certain variable annuity contracts and the S-2 Registration Statement relating to such Account.

In connection with this opinion, I have reviewed the Registration Statement on Form S-2 relating to such Account, including the prospectus, and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Company are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.

I further consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella
Michael A. Pignatella
Counsel


Hartford Site                           ING North America Insurance Corporation
151 Farmington Avenue TS31
Hartford, CT 06156-8975